Exhibit 99.1

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Rocky Mountain Chocolate Factory, Inc., a Delaware corporation (the “Company”); and

WHEREAS, Bradley L. Radoff (“Radoff”), AB Value Partners, LP, a New Jersey limited partnership (“AB Value Partners”), AB Value Management LLC, a Delaware limited liability company (“AB Value Management”), Andrew T. Berger (together with AB Value Partners and AB Value Management, “AB Value”), Mary Bradley, Richard Degnan, Correne Loeffler and Suchit Majmudar (collectively, the “Group”) wish to form a group for the purpose of seeking representation on the Board of Directors of the Company (the “Board”) at the 2022 annual meeting of stockholders of the Company (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 27th day of May 2022 by the parties hereto:

1. Each of the undersigned agrees to form a “group” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to the securities of the Company. In furtherance of the foregoing and in accordance with Rule 13d-1(k) of the Exchange Act, the parties shall file, separately or jointly, a Schedule(s) 13D and any amendments thereto with respect to the securities of the Company to the extent required by applicable law. Each member of the Group shall be responsible for the accuracy and completeness of its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members of the Group, unless such member knows or has reason to know that such information is inaccurate.

2. So long as this Joint Filing and Solicitation Agreement (this “Agreement”) is in effect, each of the undersigned shall provide prompt written notice to Olshan Frome Wolosky LLP (“Olshan”) and Vinson & Elkins L.L.P. (“V&E”), such notice to be given no later than four (4) hours after each such transaction, of (i) any of their purchases or sales of securities of the Company or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership; provided, however, that each party agrees not to purchase or sell securities of the Company or otherwise increase or decrease its economic exposure to or beneficial ownership over the securities of the Company if it reasonably believes that, as a result of such action, the Group or any member thereof would be likely to be required to make any regulatory filing (including, but not limited to, a Schedule 13D amendment, Form 3 or Form 4 with the Securities and Exchange Commission (the “SEC”)) without using its reasonable efforts to give the other members of the Group at least twelve (12) hours prior written notice; provided, further, that prior to the Annual Meeting, no party shall sell, or dispose of any beneficial ownership over, any securities of the Company without the prior consent of Radoff and AB Value. For purposes of this Agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act.

3. Each of the undersigned agrees to form the Group for the purpose of (i) soliciting proxies for proposals submitted to stockholders for approval and for the election of the persons nominated by Radoff and/or AB Value to the Board at the Annual Meeting, (ii) taking such other actions as the parties deem advisable and (iii) taking all other action necessary or advisable to achieve the foregoing.

4. Radoff and AB Value hereby agree to jointly pay all expenses and costs incurred in connection with the Group’s activities (collectively, the “Expenses”) on a percentage basis as follows: (i) Radoff 80% of the Expenses and (ii) AB Value 20% of the Expenses: provided, however, that in no event shall AB Value’s Expenses exceed an aggregate of $175,000 unless otherwise approved by AB Value in writing; provided, further that AB Value shall be solely responsible for paying directly all costs associated with its separate review with its counsel of any filing with the SEC, press release, or stockholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth herein. Any reimbursement from the Company regarding the Expenses paid pursuant to this Section 4 shall be split by the Radoff and AB Value in proportion to the Expenses paid pursuant to this Section 4.

5. Each of the undersigned agrees that any filing with the SEC, press release or stockholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 3 shall be the responsibility of and as directed by Radoff, who will provide notice to and a reasonable opportunity for AB Value to review and comment upon any such SEC filing, press release, or stockholder communication prior to its issuance or filing, as applicable. In addition, Radoff will discuss with AB Value in advance any non-public communications with the Company, as well as any proposed agreement or negotiating position with respect to the Company. In the absence of disagreement, Radoff shall have discretion over the content and timing of public or private communications (including any SEC filing, press release, or stockholder communication) and negotiating positions taken on behalf of the Group. The members of the Group will work in good faith to resolve any disagreement that may arise between them concerning decisions to be made, actions to be taken, or statements to be made by the Group; provided, however, for the avoidance of doubt, that in the event that the Group or any member of the Group desires to enter into a definitive agreement with the Company with respect to the Annual Meeting or the other purposes set forth in Section 3, the Group or such member of the Group cannot enter into any such definitive agreement with the Company until receiving consent from each of Radoff and AB Value, and each respective consent cannot be unreasonably withheld. Each of the undersigned further agrees that any communication with the Company shall be at Radoff’s direction and that the other members of the Group shall not communicate with the Company on the Group’s behalf without Radoff’s prior written consent.

6. Each of the undersigned agrees to provide written notice to Radoff and AB Value, or their representatives at Olshan and V&E, of any communications made by or on behalf of the Company or its representatives to any member of the Group within 24 hours of such communications occurring.

7. The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as it deems appropriate, in its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws and the provisions of this Agreement.

8. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

9. This Agreement is governed by and will be construed in accordance with the laws of the State of New York. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

10. Each party hereby waives the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

11. The parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 4 (solely with respect to Expenses incurred prior to the termination of the Agreement) and Section 9, which shall survive any termination of this Agreement) shall terminate upon the earlier to occur of (i) the conclusion of the Annual Meeting or (ii) the written agreement of Radoff and AB Value.

12. Each party acknowledges that Olshan shall act as counsel for Radoff and V&E shall act as counsel for AB Value, each relating to their investment in the Company. Olshan and V&E shall act jointly as co-counsel for the Group, with Olshan assuming primary drafting responsibilities in connection with work relating to the Group’s activities set forth in Section 3.

13. Each party hereby agrees that this Agreement shall be filed as an exhibit to the Schedule(s) 13D required to be filed by them as contemplated under Section 1 of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

/s/ Bradley L. Radoff
Bradley L. Radoff Individually and as attorney-in-fact for Mary Bradley, Richard Degnan, Correne Loeffler and Suchit Majmudar

AB Value Partners, LP

By:	AB Value Management LLC, its general partner

By:	/s/ Andrew T. Berger
	Name:	Andrew T. Berger
	Title:	Managing

AB Value Management LLC

By:	/s/ Andrew T. Berger
	Name:	Andrew T. Berger
	Title:	Managing

/s/ Andrew T. Berger
Andrew T. Berger

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